Exhibit 99.2
Office of the United States Trustee

In re:	DEBTOR IN POSSESSION OPERATING REPORT
The Kushner-Locke Company
	Report Number:	49	Page 1 of 2
Chapter 11	For the Period FROM:	11/1/2005
Case No. LA 01-44828-SB (Administratively Consolidated with	TO:	11/30/2005
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

1	Profit and Loss Statement (Accrual Basis Only)
	A. Related to Business Operations
	Gross Sales		$—

	Costs Related to Revenues (Film Cost Amortization)

	Gross Profit			—

	Less: Operating Expenses

	Officer Compensation	38,064

	Salaries and Wages — Other Employees	18,423

	Total Salaries and Wages		56,487

	Employee Benefits and Pensions

	Employer Payroll Taxes/Fees	2,372

	Other Taxes

	Total Taxes		2,372

	Rent and Lease Expense (including parking)

	Distribution/Delivery Expenses	1,034

	Interest Expense

	Insurance

	Automobile Expense/Mileage

	Utilities (incl. Phone, phone equipment, internet)	489

	Depreciation and Amortization

	Business Equipment Leases

	Business Expense reimbursement	1,227

	Storage Expense	8,079

	Supplies, Office Expenses, Photocopies, etc.	16

	Bad Debts

	Miscellaneous Operating Expenses	1,160

	Total Operating Expenses		70,864

	Net Gain/Loss from Business Operations			(70,864)

	B. Not related to Business Operations
	Income
	Interest Income

	Other Non-Operating Revenues		—

	Gross Proceeds on Sale of Assets	—

	Less: Original Cost of Assets plus expenses of sale	—

	Net Gain/Loss on Sale of Assets		—

	Total Non-Operating Income			—

	Expenses Not Related to Business Operations
	Legal and Professional Service Fees		—

	Other Non-Operating Expenses (Board/Trustee fees)		11,500

	Total Non-Operating Expenses			11,500

	NET INCOME/(LOSS) FOR PERIOD			$(82,364)

DEBTOR IN POSSESSION OPERATING REPORT NO: 49	Page 2 of 2
2	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days		—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	—	1,892,257

TOTAL	—	1,892,257

3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2006	1/14/2006
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2006	2/14/2006
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2006	3/3/2006
6	Questions:
A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee? ☐ Yes Explain: ☑ No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court? ☐ Yes Explain: ☑ No
7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $ 154,491.54

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9	Quarterly Fees:

Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession